EXHIBIT 99.2

2015
Second Quarter
Earnings Supplement

The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company's (the "Company" or "AXP") Second Quarter 2015 Earnings Release.

This presentation contains certain forward-looking statements that are subject to risks and uncertainties and speak only as of the date on which they are made. Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company's financial and other goals, are set forth on pages 13-14 of this Supplement, in the Company's 2014 Annual Report to Shareholders, in its 2014 Annual Report on Form 10-K, in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and in other reports on file with the Securities and Exchange Commission. In addition, certain calculations included within this supplement constitute non-GAAP financial measures and may differ from the calculations of similarly titled measures by other companies.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2015 OVERVIEW

FINANCIAL RESULTS
•	The Company reported $1.47B of net income in Q2'15, down 4% from $1.53B in Q2'14. This resulted in diluted EPS attributable to common shareholders of $1.42 per share, down 1% from $1.43 a year ago.

•	Total revenues net of interest expense were down 4% compared to Q2'14. The prior-year period included the revenue from the Company's business travel operations, which were deconsolidated as a result of the business travel joint venture transaction that closed June 30, 2014. Excluding business travel revenues from Q2'14, adjusted revenue growth was 1% in Q2'15,[1] and 5% on an FX-adjusted basis.[2]

•	Q2'15 return on average equity ("ROE") was 28.1%.

BUSINESS METRICS
•	Worldwide billed business of $262.0B increased 2% on a reported basis and 6% on an FX-adjusted basis[2], compared to the prior year.

•	Worldwide Card Member loan balances of $69.0B increased 4% from $66.3B a year ago and 6% on an FX-adjusted basis[3], reflecting higher Card Member spending levels.

•	Worldwide lending write-off rates improved versus the prior year and the prior quarter, and remained near historical lows. The Company's second quarter worldwide net lending write-off rate[4] was 1.4%, as compared to 1.5% in Q1'15 and 1.6% in Q2'14.

	Quarters Ended June 30,		Percentage Inc/(Dec)	Percentage Inc/(Dec) FX-Adjusted[2]
	2015	2014
Card billed business[5] (billions):
United States	$181.6	$173.4	5%
Outside the United States	80.4	84.7	(5)	9%
Total	$262.0	$258.1	2	6
Total cards-in-force (millions):
United States	55.3	54.1	2
Outside the United States	58.5	55.8	5
Total	113.8	109.9	4
Basic cards-in-force (millions):
United States	42.8	42.0	2
Outside the United States	48.2	45.6	6
Total	91.0	87.6	4
Average basic Card Member spending[6] (dollars):
United States	$4,611	$4,549	1
Outside the United States	$3,311	$3,601	(8)	7
Total	$4,272	$4,288	0	3

[1]
Adjusted revenue growth and adjusted revenue growth on an FX-adjusted basis are non-GAAP measures and exclude the Company's business travel operations revenues from total revenues net of interest expense (reported and on an FX-adjusted basis, respectively) in Q2'14. Adjusted revenue growth does not exclude other business travel-related items, including the equity earnings/(loss) from the joint venture in Q2'15 and impacts related to a transition services agreement that will phase out over time. Management believes adjusted revenue growth is useful in evaluating the ongoing operating performance of the Company. See Note 2 for an explanation of FX-adjusted information and Annex 1 for a reconciliation to total revenues net of interest expense on a GAAP basis.

[2]
As reported in this Earnings Supplement, FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (e.g., assumes the foreign exchange rates used to determine results for the three months ended June 30, 2015 apply to the period(s) against which such results are being compared). Certain amounts included in the calculations of FX-adjusted revenues and expenses, which constitute non-GAAP measures, are subject to management allocations. The Company believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the Company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

[3]	Worldwide Card Member loan balances on an FX-adjusted basis is a non-GAAP measure. See Note 2 for an explanation of FX-adjusted information.
[4]	Rate reflects principal losses only. Net write-off rates including interest and/or fees are included in the Company's Second Quarter 2015 Earnings Release, selected statistical tables.
[5]	For additional information about discount rate calculations and billed business, please refer to the Company's Second Quarter 2015 Earnings Release, selected statistical tables.
[6]	Proprietary card activity only.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2015 OVERVIEW

Additional Billed Business Statistics:
  (Growth vs. Q2'14)

	Percentage Inc/(Dec)	Percentage Inc/(Dec) FX-Adjusted[7]
Worldwide[8]
Total Billed Business	2%	6%
Proprietary billed business	1	4
GNS billed business[9]	5	16
Airline-related volume (9% of worldwide billed business)	(5)	1
U.S.[8]
Billed Business	5
Proprietary consumer card billed business [10]	5
Proprietary small business billed business[10]	6
Proprietary corporate services billed business[11]	1
T&E-related volume (26% of U.S. billed business)	4
Non-T&E-related volume (74% of U.S. billed business)	5
Airline-related volume (8% of U.S. billed business)	(2)
Outside the U.S.[8]
Billed Business	(5)	9
Japan, Asia Pacific & Australia ("JAPA") billed business	4	16
Latin America & Canada ("LACC") billed business	(17)	(4)
Europe, Middle East & Africa ("EMEA") billed business	(7)	9
Proprietary consumer and small business billed business[12]	(12)	2
JAPA billed business	(4)	10
LACC billed business	(30)	(21)
EMEA billed business	(6)	11
Proprietary corporate services billed business[11]	(10)	5

[7]	See Note 2, page 1.
[8]	Captions not designated as "proprietary" or "GNS" include both proprietary and Global Network Services ("GNS") data.
[9]	Included in Global Network and Merchant Services ("GNMS").
[10]	Included in U.S. Card Services ("USCS").
[11]	Included in Global Commercial Services ("GCS").
[12]	Included in International Card Services ("ICS").

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2015 OVERVIEW

Consolidated Statements of Income

(Preliminary)	Quarters Ended
(Millions, except percentages and per share amounts)	June 30,
	2015	2014	Percentage Inc/(Dec)
Revenues
Non-interest revenues
Discount revenue	$4,946	$4,919	1%
Net card fees	667	687	(3)
Travel commissions and fees	95	500	(81)
Other commissions and fees	632	624	1
Other	521	585	(11)
Total non-interest revenues	6,861	7,315	(6)
Net interest income	1,423	1,316	8
Total revenues net of interest expense	8,284	8,631	(4)
Provisions for losses
Charge card	165	183	(10)
Card Member loans	285	282	1
Other	17	24	(29)
Total provisions for losses	467	489	(4)
Total revenues net of interest expense after provisions for losses	7,817	8,142	(4)

Expenses
Marketing and promotion	761	959	(21)
Card Member rewards	1,799	1,773	1
Card Member services and other	242	192	26
Salaries and employee benefits	1,250	1,658	(25)
Professional services	655	817	(20)
Occupancy and equipment	415	467	(11)
Communications	85	101	(16)
Other, net	380	(137)	#
Total	5,587	5,830	(4)

Pretax income	2,230	2,312	(4)
Income tax provision	757	783	(3)
Net Income	$1,473	$1,529	(4)

Net income attributable to common shareholders[13]	$1,442	$1,517	(5)

Earnings Per Common Share—Basic
Net Income attributable to common shareholders	$1.43	$1.44	(1)

Earnings Per Common Share—Diluted
Net Income attributable to common shareholders	$1.42	$1.43	(1)
Average Shares Outstanding
Basic	1,009	1,052	(4)
Diluted	1,013	1,058	(4)

# Denotes a variance of more than 100%.

[13]
Represents net income less earnings allocated to (i) participating share awards of $11MM and $12MM for the three months ended June 30, 2015 and 2014, respectively, and (ii) dividends on preferred shares of $20MM and nil for the three months ended June 30, 2015 and 2014, respectively.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2015 OVERVIEW

•	Discount Revenue: Increased 1%, reflecting 2% growth in billed business volumes and an increase in the average discount rate, partially offset by faster growth in GNS billings than in overall Company billings, increases in cash incentives, and higher contra revenues related to renewed co-brand partnership payments.
-	The average discount rate[14] of 2.49% in Q2'15 increased by 1 bps compared to 2.48%[15] in Q2'14. The increase was driven by a benefit related to certain merchant rebate accruals as well as the timing of certain contract signings and payments to merchant partners in the prior year, the decline in Costco Canada merchant volume due to the expiration of our merchant agreement and changes in foreign exchange rates, partially offset by the growth of the OptBlue program and changes in industry mix. As indicated in prior quarters, changes in the mix of spending by location and industry, volume-related pricing discounts, strategic investments, certain pricing initiatives, competition, pricing regulation (including regulation of competitors' interchange rates) and other factors will likely result in continued erosion of the average discount rate over time.

•	Net Card Fees: Decreased 3% versus Q2'14 and increased 4% on an FX-adjusted basis[16], primarily reflecting growth in basic cards-in-force in USCS.

•	Travel Commissions and Fees: Decreased 81% to $95MM, as the revenues from business travel are no longer consolidated in the income statement. Please see Other Items of Note for further detail.

•	Other Commissions and Fees: Increased 1% versus Q2'14 and increased 11% on an FX-adjusted basis[17], driven in part by higher delinquency fees and Loyalty Partner revenues.

•	Other Revenues: Decreased 11% versus Q2'14, primarily driven by a prior-year gain of $45MM related to the sale of investment securities in ICBC. Other revenues on an FX-adjusted basis[18] decreased 4% versus the prior year.

•	Net Interest Income: Increased 8% versus Q2'14, reflecting a 4% increase in average Card Member loans and lower funding costs compared to Q2'14. Net interest income divided by average loans was 8.4% and worldwide net interest yield, a non-GAAP measure, was 9.3% in Q2'15 versus 9.2% in Q2'14.[19]

•	Charge Card Provision for Losses: Decreased 10% due to a larger reserve release as well as lower net write-offs in the current year.

-	Worldwide Charge Card:

	Q2'15	Q1'15	Q2'14
USCS Net write-off rate[20]	1.6%	2.2%	1.8%
ICS Net write-off rate	2.1%	1.9%	1.9%
GCS Net loss ratio as a % of charge volume	0.09%	0.10%	0.09%

USCS 30 days past due as a % of total	1.5%	1.7%	1.5%
ICS 30 days past due as a % of total	1.4%	1.6%	1.3%
GCS 90 days past billings as a % of total	0.7%	0.7%	0.7%

Worldwide Receivables (billions)	$44.9	$43.7	$45.3
Reserves (millions)	$420	$429	$413
% of receivables	0.9%	1.0%	0.9%

[14]	See Note 5, page 2.
[15]
In Q1'15, the Company reclassified amounts related to certain partner payments from marketing and promotion to discount revenue as a contra-revenue item. Prior periods have been revised to conform to the current period presentation. The previously reported rate for Q2'14 was also 2.48%. See Other Items of Note, page 8.

[16]	Net Card Fees on an FX-adjusted basis is a non-GAAP measure. See Note 2, page 1.
[17]	Other Commissions and Fees on an FX-adjusted basis is a non-GAAP measure. See Note 2, page 1.
[18]	Other Revenues on an FX-adjusted basis is a non-GAAP measure. See Note 2, page 1.
[19]
See Annex 3 for the calculation of net interest yield on Card Member loans, a non-GAAP measure, and net interest income divided by average loans, a GAAP measure. The Company believes net interest yield on Card Member loans is useful to investors because it provides a measure of profitability of the Company's Card Member loan portfolio.

[20]
See Note 4, page 1. Q1'15 reflects a change in timing of charge-offs for receivables in certain modification programs from 180 days past due to 120 days past due beginning January 2015. Excluding the impact of the change, which was fully recognized in the first quarter, the adjusted net write-off rate – principal only, a non-GAAP measure, was 1.9% for Q1'15. Management believes the adjusted rate is useful in evaluating the ongoing performance of the USCS charge card portfolio.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2015 OVERVIEW

•	Card Member Loan Provision for Losses: Increased 1% versus the prior year due to higher loan balances and a reserve build in the current quarter versus a release a year ago, partially offset by lower net write-offs.

-	Worldwide Loans:

	Q2'15	Q1'15	Q2'14
Net write-off rate[21]	1.4%	1.5%	1.6%
30 days past due loans as a % of total	1.0%	1.0%	1.0%

Total Loans (billions)	$69.0	$66.8	$66.3
Reserves (millions)	$1,132	$1,130	$1,170
% of total loans	1.6%	1.7%	1.8%
% of past due	171%	163%	171%

•	Other Provision for Losses: Decreased $7MM from Q2'14.

•	Marketing and Promotion Expense: Decreased 21% versus a year ago. The decrease reflects the reinvestment of a significant portion of the gain from the business travel joint venture transaction in growth initiatives across all segments in the prior year.

•	Card Member Rewards Expense: Increased 1%, driven by higher spend volumes within Membership Rewards and co-brand products, as well as an increase in rewards costs related to previously renewed co-brand partnerships, partially offset by slower growth in the Membership Rewards ultimate redemption rate than in the prior year. The prior year also includes a charge resulting from an enhancement to the ultimate redemption rate estimation process in certain international markets.

-	The Company's Membership Rewards ultimate redemption rate for program participants remained 95% in Q2'15, in line with Q1'15 and Q2'14.

•	Card Member Services and Other Expense: Increased 26%, primarily driven by an increase in costs related to certain previously renewed co-brand partnerships.

•	Salaries and Employee Benefits Expense: Decreased 25%, predominantly driven by prior-year expenses from business travel that are no longer consolidated in the income statement, as well as restructuring charges in the prior year.

•
Professional Services Expense: Decreased 20%, primarily driven by costs associated with the closing of the business travel joint venture transaction in the prior year, lower expenses in the Enterprise Growth business and legal fees in the current year, and prior-year expenses from business travel that are no longer consolidated in the income statement.

•	Occupancy and Equipment Expense: Decreased 11%, driven by the expenses from business travel that are no longer consolidated in the income statement.
•	Communications Expense: Decreased 16% to $85MM.
•	Other, Net Expense: Was $380MM versus a net benefit of $137MM in Q2'14, which reflected the $626MM gain recognized as a result of the business travel joint venture transaction. Prior year results also included a $40MM incremental charitable contribution to the American Express Foundation and a change in the estimated value of certain investments in the Company's Community Reinvestment Act portfolio.

•	Pretax Margin: Was 26.9% of total revenues net of interest expense in Q2'15 compared with 26.8% in Q2'14.

•	Effective Tax Rate: Was 33.9% in Q2'15 compared with 33.9% in Q2'14. The tax rates in both periods reflect the level of pretax income in relation to permanent tax benefits and geographic mix of business.

[21]	See Note 4, page 1.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2015 OVERVIEW

CAPITAL

•	Capital Distribution to Shareholders: During Q2'15, approximately 97% of capital generated was distributed to common shareholders through the Company's quarterly common share dividend and share repurchases.

The Company repurchased 15.6MM common shares at an average price of $79.38 in Q2'15 versus 12.7MM common shares at an average price of $90.30 in Q2'14.

Series B Preferred Shares dividend declared during the second quarter was $20.0MM.

Shares Outstanding:

	Millions of Shares
	Q2'15	Q1'15	Q2'14
Beginning of period	1,016	1,023	1,059
Repurchase of common shares	(16)	(9)	(13)
Employee benefit plans, compensation and other	2	2	-
End of period	1,002	1,016	1,046

Capital Ratios:  As of June 30, 2015, the Company's consolidated risk-based capital ratios,22 as calculated under U.S. regulatory capital standards, known as Basel III, inclusive of transition provisions, were as follows:

($ in billions)	June 30, 2015

Common Equity Tier 1/Risk Weighted Assets ("RWA")	13.5%
Tier 1	14.7%
Total	16.5%

Common Equity Tier 1	$17.7
Tier 1 Capital	$19.2
Tier 2 Capital	$2.3
Total Capital	$21.5

RWA	$130.7

Tangible Common Equity ("TCE")23/RWA	12.6%
Tier 1 Leverage	12.4%
Supplementary Leverage Ratio ("SLR")[24]	10.4%
TCE	$16.5
Average Total Assets to calculate the Tier 1 Leverage Ratio[25]	$155.1
Total Leverage Exposure to calculate SLR	$184.1

Had the Basel III rules been fully phased in during Q2'15, the Company estimates that the reported Common Equity Tier 1 and Tier 1 capital ratios would be approximately 57 bps and 53 bps lower, respectively, than the reported transitional Basel III ratios. The estimated Supplementary Leverage Ratio had the Basel III rules been fully phased in during Q2'15 would have been 10.0%.26 The Basel III Common Tier 1 and Tier 1 capital ratios are calculated using the standardized approach. We also report capital adequacy standards on a parallel basis to regulators under Basel requirements for a Basel III Advanced Approaches institution. The parallel period will continue until we receive regulatory approval to exit parallel reporting and subsequently begin publicly reporting our capital ratios using both Basel III Standardized and Advanced Approaches.

[22]	These ratios represent preliminary estimates as of the date of this Earnings Supplement and may be revised in the Company's June 30, 2015 Form 10-Q.
[23]
Tangible common equity, a non-GAAP measure, excludes goodwill and other intangibles of $3.8B and preferred shares of $1.6B from total shareholders' equity of $21.9B. The Company believes presenting the ratio of tangible common equity to risk-weighted assets is a useful measure of evaluating the strength of the Company's capital position.

[24]
Beginning with the first quarter of 2015, the Company is required to calculate a Supplementary Leverage Ratio, which is defined as Tier 1 capital divided by Total Leverage Exposure. The Total Leverage Exposure reflects average total consolidated assets with adjustments for Tier 1 capital deductions and includes off-balance sheet derivatives exposures, repo-style transactions and credit equivalents of undrawn commitments that are both conditionally and unconditionally cancellable.

[25]	Presented for the purpose of calculating the Tier 1 Leverage Ratio.
[26]
The Common Equity Tier 1 and Tier 1 capital ratios and the Supplementary Leverage Ratio, all under Fully Phased-in Basel III, are non-GAAP measures. The Company believes the presentation of the capital ratios is helpful to investors by showing the impact of Basel III. The impact of the Basel III rule will change over time based upon changes in the size and composition of the Company's balance sheet; and the impact for the first quarter of 2015 is not necessarily indicative of the impact in future periods. Refer to Annex 2 for a reconciliation.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2015 OVERVIEW

FUNDING AND LIQUIDITY

•	Funding Activities: The Company was in compliance with the liquidity requirements to which it is subject, including the Liquidity Coverage Ratio (LCR), for Q2'15. During Q2'15, the Company primarily funded its business through deposit-taking and capital markets issuances.

-	Deposits: The Company held the following deposits:

($ in billions)	June 30, 2015	March 31, 2015	Change
U.S. Direct Deposits[27]	$28.0	$27.8	$0.2
U.S. 3rd Party CDs	9.4	7.4	2.0
U.S. 3rd Party Sweep Accounts	8.9	9.0	(0.1)
Other Deposits	0.2	0.2	-
Card Member Credit Balances	0.7	0.6	0.1
Total	$47.2	$45.0	$2.2

The total portfolio of U.S. retail Certificates of Deposit ("CDs") issued through the direct deposit and third-party programs had a weighted average remaining maturity of 29.8 months and a weighted average rate at issuance of 1.61%.

-	Unsecured Debt: On May 26, 2015, American Express Credit Corporation issued $2.15B of dual-tranche senior unsecured notes with a maturity of 5 years consisting of (i) $1.75B of fixed-rate senior notes at 2.375% and (ii) $400MM of floating-rate senior notes at 3 month Libor + 73 bps.

-	6.80% Subordinated Debentures due 2036: As of June 30, 2015, the Company's "tangible common equity," a non-GAAP measure, was $16.5B28 and "total adjusted assets" (which is the same amount as the total consolidated assets as reflected on the Company's balance sheet) were $157.2B.

[27]	Direct Deposits primarily includes the Personal Savings® direct deposit program, which consisted of $27.7B from high-yield savings accounts and $0.3B from retail CDs as of June 30, 2015.
[28]
As defined in the Subordinated Debentures, the Company's "tangible common equity" means total shareholders' equity, excluding preferred stock, of the Company reflected on its consolidated balance sheet prepared in accordance with GAAP as of such fiscal quarter end minus (i) intangible assets and goodwill and (ii) deferred acquisition costs, as determined in accordance with GAAP and reflected in such consolidated balance sheet.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2015 OVERVIEW

OTHER ITEMS OF NOTE

•	Corporate & Other: Net expense reported in Corporate & Other was $189MM in Q2'15 compared with $167MM in Q1'15 and $252MM in Q2'14.
--	The higher net expense compared to Q1'15 was primarily driven by the favorable impact from the reassessment of the functional currency of certain UK legal entities in the prior quarter and higher tax expense in the corporate segment in the current quarter, partially offset by lower seasonal payroll and incentive compensation costs.
--	The lower net expense compared to Q2'14 was primarily driven by lower expenses in the Enterprise Growth business in the current quarter as well as the contribution to the American Express Foundation and restructuring charges in the prior year.

•	Business Travel Joint Venture Transaction: On June 30, 2014, the Company established a joint venture for its business travel operations. As a result of the transaction, in Q2'14 the Company recognized a gain of $626MM ($409MM after-tax) in the GCS segment, before transaction-related costs of $79MM ($56MM after-tax). The Company reinvested a substantial portion of the net gain in various growth and efficiency initiatives across all segments, as well as an incremental $40MM ($25MM after-tax) charitable contribution to the American Express Foundation.

As a result of the transaction, business travel was deconsolidated, which impacts the Company's year-over-year growth rates in Travel Commissions and Fees, where a majority of business travel revenue was recorded, and in Operating Expenses,29 where a majority of business travel expense was recorded. The impact to revenues, expenses and pretax income also affects year-over-year growth rates in the GCS segment. The following schedule contains business travel revenues, expenses and pretax income for 2013, as well as the first two quarters of 2014.

$MM	Q2'14	Q1'14	FY 2013	Q4'13	Q3'13
Total revenues, net of interest	402	339	1,548	405	396
Provision for losses	(4)	(2)	(5)	(2)	(2)
Total revenues, net of interest and provision	398	337	1,543	403	394

Total operating expenses	(335)	(335)	(1,412)	(361)	(335)
Other expenses	(2)	(1)	(4)	(1)	(1)
Pretax income	61	1	127	41	58

•	Reclassification of Partner Payments: In Q1'15, the Company changed the classification related to certain payments to co-brand partners reducing both marketing and promotion and discount revenue. The misclassification in prior periods has been conformed to the current period presentation. The discount rate for prior periods has also been revised accordingly, resulting in a reduction of between zero and one basis point in any period from what was originally reported.

•	DOJ Lawsuit: As previously disclosed, a trial court ruled in favor of the U.S. Department of Justice (DOJ) in its antitrust lawsuit against the Company. Following the decision, on April 30, 2015 the trial court issued an injunction requiring the Company to change the provisions in our card acceptance agreements with merchants accepting American Express cards in the United States that prohibit merchants from engaging in various actions to steer Card Members to other card products. The injunction became effective on July 20, 2015.

We are vigorously pursuing an appeal of the decision and judgment. In addition, we are a defendant in a number of actions, including proposed class actions seeking monetary damages, filed by merchants that challenge the non-discrimination and honor-all-cards provisions in our Card acceptance agreements.

[29]	Operating Expenses represent salaries and employee benefits, professional services, occupancy and equipment, communications and other, net.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2015 OVERVIEW

EXPANDED PRODUCTS AND SERVICES

During the quarter, American Express continued to invest in growth opportunities through expanded products and services, including:

•
Launching Plenti, the first U.S.-based loyalty coalition with well-known brands online at Plenti.com and at thousands of partner retail locations including AT&T, Exxon, Macy's, Mobil, Nationwide, Rite Aid, Direct Energy, Enterprise Rent-A-Car and Hulu.  Plenti, a program operated by American Express, offers members numerous ways to earn points and save on the things they already shop for every day, regardless of the payment method used.

•
Launching a new co-brand Credit Card for Plenti members to help them earn more Plenti points to use towards savings at participating Plenti U.S. retail locations.  The Plenti Credit Card from American Express is a no-annual-fee Credit Card where Card Members can earn 1 Plenti point for every dollar spent on eligible purchases, in addition to the Plenti points earned through the Plenti rewards program.

•
Adding new dining and travel benefits for Premier Rewards Gold Card Members, including 2x Membership Rewards® points at U.S. restaurants, $100 airline fee credit at one airline for incidental charges such as baggage fees, personalized travel service with access to experienced travel counselors and no foreign transaction fees.  The new annual fee for the Premier Rewards Gold Card is $195 (from $175).

•
Enhancing the benefits for the Starwood Preferred Guest® (SPG®) Credit Card from American Express, including no foreign transaction fees, complimentary Boingo Wi-Fi, complimentary premium in-room internet access, and access to Sheraton Club Lounges for SPG American Express OPEN Card Members.  The new annual fee for the card will increase from $65 to $95 effective August 11, 2015.

•
Opening The Centurion Lounge in Miami International Airport (MIA), its first location in the Southeast U.S., and opening The Centurion Studio in Seattle-Tacoma International Airport (SEA), an extension of The Centurion Lounge network in a smaller setting, and its first location in the Pacific-Northwest region.

•
Announcing a new partnership with Jawbone® giving eligible U.S. American Express Card Members the ability to tap to pay with the new Jawbone UP4™ fitness tracker anywhere American Express contactless payments are accepted in the U.S.  This partnership and product marks the first time consumers can use a wearable fitness tracker with an embedded NFC chip for Amex payments.

•
Announcing the launch of OptBlue in Canada, with two participating acquirers to date, Global Payments and Elavon. OptBlue is designed to extend small merchant coverage and gives participants the flexibility to provide streamlined acceptance and servicing of American Express Cards. The program has been available in the U.S. since 2014.

•	Supporting GNS partners in launching a wide range of new products, including: the CMBC American Express Centurion Card with China Minsheng Bank Co., Ltd., the Vietcombank American Express® Corporate Card in Vietnam, and the American Express CashBack® Credit Card with BDO in the Philippines.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2015
ANNEX 1

Revenue Net of Interest Adjusted for Global Business Travel

(Millions)	Q2'15	Q2'14
GAAP Revenue Net of Interest	$8,284	$8,631
Global Business Travel (GBT) Revenue Net of Interest		(402)
Adjusted Revenue Net of Interest Excluding GBT	8,284	8,229
FX30- Adjusted Revenue Net of Interest Excluding GBT		7,909

YoY% Inc/(Dec) in GAAP Revenue Net of Interest	(4%)
YoY% Inc/(Dec) in Adjusted Revenue Net of Interest Excluding GBT	1%
YoY% Inc/(Dec) in FX30- Adjusted Revenue Net of Interest Excluding GBT	5%

Note: This schedule adjusts for operating performance of Global Business Travel as reported in Q2'14.  It does not include other Global Business Travel-related items, including equity earnings/(loss) from the joint venture and impacts related to a transition services agreement that will phase out over time.

[30]	See Note 2, page 1.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2015
ANNEX 2

The following table presents a comparison of the Company's common equity Tier 1 and Tier 1 risk-based capital under Transitional Basel III rules, and estimated common equity Tier 1 and Tier 1 risk-based capital under Fully Phased-in Basel III rules, for purposes of calculating the estimated common equity Tier 1 and Tier 1 capital ratios and the supplementary leverage ratio under Transitional and Fully Phased-in Basel III rules.

(Billions, except ratios)	Common Equity Tier 1	Tier 1
Risk-Based Capital under Transitional Basel III	17.7	19.2
Adjustments related to:
AOCI	(0.2)	(0.2)
Transition provisions for intangible assets	(0.5)	(0.5)
Deferred tax assets	(0.1)	(0.1)
Other	0.0	0.1
Estimated Risk-Based Capital under Fully Phased-In Basel III(a)	16.9	18.5

Risk-Weighted Assets under Transitional Basel III	130.7
Estimated Risk-Weighted Assets under Fully Phased-In Basel III(a)	130.4
Common Equity Tier 1 ratio under Transitional Basel III Rule	13.5%
Estimated Common Equity Tier 1 ratio under Fully Phased-In Basel III Rule(a)(b)	12.9%
Tier 1 Risk-based Capital Ratio under Basel III Transitional Rule	14.7%
Estimated Tier 1 Risk-based Capital Ratio under Fully Phased-In Basel III Rule(a)(c)	14.1%
Average Total Assets for Supplementary Leverage Capital Purposes	184.1
Supplementary Leverage Ratio under Basel III Transitional Rule	10.4%
Estimated Supplementary Leverage Ratio under Fully Phased-In Basel III Rule(a)(d)	10.0%

(a)	Estimated common equity Tier 1 capital, Tier 1 capital, risk-weighted assets and average total assets for supplementary leverage capital purposes under the fully phased-in Basel III Rule reflect the Company's current interpretation of the fully phased-in Basel III rules using the standardized approach. The estimated fully phased-in Basel III amounts could change in the future if the Company's business changes.
(b)	The common equity Tier 1 capital ratio under the fully phased-in Basel III rule is calculated as common equity Tier 1 capital under fully phased-in Basel III rules divided by estimated risk-weighted assets under fully phased-in Basel III rules.
(c)	The Tier 1 risk-based capital ratio under the fully phased-in Basel III rule is calculated as Tier 1 risk-based capital under the fully phased-in Basel III rule divided by estimated risk-weighted assets under the fully-phased in Basel III rule.
(d)	The fully phased-in Basel III supplementary leverage ratio is calculated by dividing fully phased-in Basel III Tier 1 capital by Total Leverage Exposure which represents average total consolidated assets with adjustments for Tier 1 capital deductions and off-balance sheet derivatives exposures, repo-style transactions and credit equivalents of undrawn commitments that are both conditionally and unconditionally cancellable

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2015
ANNEX 3

Calculation of Net Interest Yield on Card Member Loans
(Millions, except percentages and where indicated)	Q2'15	Q2'14
Net interest income	$1,423	$1,316
Exclude:
Interest expense not attributable to the Company's Card Member loan portfolio	249	259
Interest income not attributable to the Company's Card Member loan portfolio	(97)	(89)
Adjusted net interest income(a)	$1,575	$1,486
Average loans (billions)	$68.0	$65.2
Exclude certain non-traditional Card Member loans and other fees (billions)	(0.2)	(0.2)
Adjusted average loans (billions)(a)	$67.8	$65.0
Net interest income divided by average loans(b)	8.4%	8.1%
Net interest yield on Card Member loans(c)	9.3%	9.2%

(a)	Adjusted net interest income and adjusted average loans are non-GAAP measures. The Company believes adjusted net interest income and adjusted average loans are useful to investors because they are components of net interest yield on Card Member loans.
(b)	This calculation includes elements of total interest income and total interest expense that are not attributable to the Card Member loan portfolio, and thus is not representative of net interest yield on Card Member loans. The calculation includes interest income and interest expense attributable to investment securities and other interest-bearing deposits as well as to Card Member loans, and interest expense attributable to other activities, including Card Member receivables.
(c)	Net interest yield on Card Member loans, a non-GAAP measure, is computed by dividing adjusted net interest income by adjusted average loans, computed on an annualized basis. The calculation of net interest yield on Card Member loans includes interest that is deemed uncollectible. For all presentations of net interest yield on Card Member loans, reserves and net write-offs related to uncollectible interest are recorded through provisions for losses — Card Member loans; therefore, such reserves and net write-offs are not included in the net interest yield calculation. The Company believes net interest yield on Card Member loans is useful to investors because it provides a measure of profitability of the Company's Card Member loan portfolio.

AMERICAN EXPRESS COMPANY
SECOND QUARTER 2015

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This supplement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address the Company's expected business and financial performance and which include management's outlook for 2015-2017, among other matters, contain words such as "believe," "expect," "estimate," "anticipate," "optimistic," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely," and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:

•
the Company's ability to achieve flat to modestly down EPS growth for the full year 2015 and positive earnings per share growth in 2016, as well as the Company's earnings expectations for the second half of 2015, which will depend in part on discount rate, loan growth, credit and other trends continuing, the Company's tax rate remaining in line with recent performance, the impact of new regulations in the European Union and the court's order in the DOJ case in the marketplace, the impact of any potential restructuring charges or other contingencies, the ability to realize benefits from the Company's 2014 restructuring actions, the behavior of Card Members and their actual spending patterns, the trajectory of volume decline and card acquisition related to the Costco U.S. relationship, currency and interest rate fluctuations, the timing and size of the Company's investments to attract Card Members and in other growth initiatives, as well as the Company's success in implementing its strategies and business initiatives including growing profitable spending through proprietary, co-brand and network products, increasing penetration among corporate clients, expanding its international footprint, growing reloadable prepaid, loyalty coalitions and marketing services, increasing merchant acceptance, controlling expenses and executing the Company's share repurchase program;

•
the actual amount to be spent by the Company on investments in the business, including on marketing and promotion at levels relatively similar to the elevated amounts in 2014, Card Member services and operating expenses and in such areas as consumers, small businesses, corporate payments, merchant coverage, international growth, loyalty coalitions and digital capabilities, as well as the timing of any such investments, which will be based in part on management's assessment of competitive opportunities, contractual obligations with business partners, management's ability to identify attractive investment opportunities and make such investments, which could be impacted by business, regulatory or legal complexities and the Company's performance, and the Company's ability to realize efficiencies and control expenses to fund such investments;

•
uncertainty related to the Company's ability to drive growth and achieve attractive returns from investments, including its ability to attract new customers and capture a higher share of our Card Members' spend and borrowings, which will depend in part on the Company's ability to develop and market value propositions that appeal to Card Members and new customers and on the Company's ability to offer attractive services and rewards programs, as well as increasing competition, brand perceptions and reputation, the behavior of the Company's Card Members and their actual spending patterns, and ineffective or insufficient levels of investments, including on marketing and promotion expenses, new product development, acquisition efforts, including through digital channels, and attractive services and rewards programs;

•
the ability to hold annual operating expense growth to less than 3 percent during 2015, which will depend in part on unanticipated increases in significant categories of operating expenses, such as consulting or professional fees, compliance or regulatory-related costs and technology costs, any potential restructuring charges, the payment of civil money penalties, disgorgement and restitution, the Company's decision to increase or decrease discretionary operating expenses such as in technology development depending on overall business performance, the Company's ability to achieve the expected benefits of the Company's reengineering plans, the Company's ability to balance expense control and investments in the business, the impact of changes in foreign currency exchange rates on costs and results, the impact of accounting changes and reclassifications, and the level of acquisition activity and related expenses;

•
the ability of the Company to meet its on-average and over-time EPS growth target in 2017 and beyond, as well as the growth targets for revenues net of interest expense and return on average equity over the longer term, which will depend on factors such as the Company's success in implementing its strategies and business initiatives including growing the Company's share of overall spending, addressing the loss of the Costco U.S. relationship, retaining and growing the Company's other cobrand and other partner relationships, increasing merchant coverage, enhancing its loyalty coalition offerings, expanding the GNS business and controlling expenses, the willingness and ability of Card Members to sustain spending, the effectiveness of marketing and loyalty programs, and on factors outside management's control including regulatory and competitive pressures on pricing, credit trends, changes in foreign currency exchange and interest rates, and changes in general economic conditions, such as GDP growth, consumer confidence, unemployment and the housing market;

•
the Company's lending write-off rates for the second half of 2015 and through 2017 increasing quicker than current expectations and reserves building more than modestly, and the concomitant impact on the Company's provision expense being higher than current expectations, which will depend in part on changes in the level of the Company's loan balances, delinquency rates of Card Members, unemployment rates, the volume of bankruptcies and recoveries of previously written-off loans;

•
uncertainty relating to the ultimate outcome of the lawsuit filed against us by the U.S. Department of Justice and certain state attorneys general, including the success or failure of our appeal and the impact of the court's order in the marketplace, including significantly increased merchant steering or other actions impairing the Card Member experience, and on existing private merchant cases, including objections to, and approval of, the proposed class action settlement agreement, and potentially additional litigation and/or arbitrations;

•
the Company's ability to attract or retain new Card Members such as consumers, small business and middle market Card Members, which will be impacted in part by competition, brand perceptions and reputation, the Company's ability to reduce Card Member attrition and ineffective or insufficient levels of investments by the Company, including on marketing and promotion expenses, new product development, acquisition efforts and attractive services and rewards programs;

•
the Company's ability to execute against its lending strategy, which may be affected by increasing competition, brand perceptions and reputation, and the behavior of the Company's Card Members and their actual spending patterns, which in turn may be driven by the Company's ability to issue new and enhanced card products, offer attractive services and rewards programs, attract new Card Members, reduce Card Member attrition and capture a greater share of existing Card Members' spending and borrowing;

•
the ability of the Company to grow in international markets, which could be impacted by business practices that favor local competitors or prohibit or limit foreign ownership of certain businesses; the Company's ability to partner with additional GNS issuers and the success of GNS partners in acquiring Card Members and/or merchants; political or economic instability, which could affect lending and other commercial activities, among other businesses; the Company's ability to tailor products and services to make them attractive to local customers; and competitors with more scale and experience and more established relationships with relevant customers, regulators and industry participants;

•
uncertainties associated with the impact of any potential sale of the Costco Card Member loan portfolio, including the result of negotiations with Costco and its new cobrand issuer, the ability and willingness of the new issuer to purchase the portfolio and the timing and magnitude of the recognition of any gain by American Express as a result of a sale, which will be impacted by the credit quality and performance of the portfolio;

•
the possibility that the Company will not fully execute on its plans for OptBlue, which will depend in part on the success of OptBlue merchant acquirers in signing merchants to accept American Express, which could be impacted by the pricing set by the merchant acquirers and the value proposition offered to small merchants and the priority given to the Company by OptBlue merchant acquirers;

•
the ability of the Company to add new benefits and introduce new products and services, which will depend in part on the Company's ongoing investment in product innovation, the ability of the Company to update its systems and platforms to support new products, services and benefits, the degree of interest of Card Members in the value proposition offered by the Company and the Company's ability to tailor new products and services to make them attractive to Card Members; and

•
factors beyond the Company's control such as changes in global economic and business conditions, including consumer and business spending, the availability and cost of capital, unemployment and political conditions, foreign currency rates, fire, power loss, disruptions in telecommunications, severe weather conditions, natural disasters, health pandemics, terrorism, cyber attacks or fraud, which could significantly affect spending on American Express cards, delinquency rates, loan balances and travel-related spending or disrupt the Company's global network systems and ability to process transactions.

A further description of these uncertainties and other risks can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and the Company's other reports filed with the Securities and Exchange Commission.